Exhibit 99.1

Investor Contact:	Corporate Contact:	Media Contact:
Doug Sherk / Jenifer Kirtland	Steve Martin	Amber Winans
415-896-6820	858-795-7525	858-795-7584
jkirtland@evcgroup.com	IR@bakbone.com	amber.winans@bakbone.com

DRAFT — NOT FOR IMMEDIATE RELEASE

BakBone Software Generates 12% Revenue Growth and Reports

Continued Profitability in the Second Quarter of Fiscal 2010

SAN DIEGO, Calif. — November 10, 2009 — BakBone Software, Incorporated (OTCBB: BKBO), a leading provider of Universal Data Management solutions, today announced its financial results for the second quarter of fiscal 2010 ended September 30, 2009.

Second Quarter Fiscal 2010 financial and operational highlights include:

• GAAP Revenues	$15.2 million
• Operating Income	$0.9 million
• Net Income	$1.1 million
• Net Income per Share	$0.01
• Total Bookings	$13.6 million

“We continued to generate solid revenue growth and improved profitability,” said Jim Johnson, president and CEO, BakBone. “Our GAAP results were driven by continued strong sales performance in Asia and Europe and new revenue contributions from ColdSpark as well as operational cost efficiencies in the second quarter of this fiscal year.”

“The bookings related to our acquisitions are growing. In mid-June, we launched the NetVault: FASTRecover™ solutions, our new disk-based, real-time data protection products for Microsoft Exchange, SQL Server and Windows file systems based on Asempra’s technology. We have received good customer interest in the new products and expect them to be meaningful contributors to future financial results.”

“ColdSpark continues to expand its capabilities in enterprise messaging and infrastructure. In October, we released new versions of the ColdSpark SparkEngine™, Compliance Catalyst and MailFusion products that expand policy management and workflow integration for enterprise message management. We continue to aggressively pursue additional customers in the financial services, healthcare and other regulated industries that will benefit from the more powerful corporate compliance features offered by the ColdSpark solutions. Our relationship with the large healthcare client that we announced in August is going well and we are implementing the ColdSpark product throughout its system. We are optimistic about our prospects for additional new customers in the vertical markets we are targeting,” Johnson continued.

As planned, in mid-October BakBone introduced the newest version of the Company’s flagship product NetVault®: Backup and new disk-based backup and deduplication options with NetVault: SmartDisk. NetVault: SmartDisk is based on BakBone’s Open Data Protection Platform, which will offer more affordable, long-term disk-based storage to customers, with features such as data deduplication.

“BakBone is continuing to execute on its growth strategy — introducing proprietary, innovative software solutions, expanding its markets and driving revenue. We are pleased with our momentum and remain optimistic about the outlook for continued financial progress this fiscal year. Recognizing that the ColdSpark business is based on large orders with somewhat unpredictable timing, we continue to expect total bookings for fiscal 2010 in the range of $62 to $64 million,” Johnson concluded.

Financial Results

Total revenue grew 12% to $15.2 million in the second quarter of fiscal 2010 from $13.6 million in the second quarter of fiscal 2009. Operating income totaled $0.9 million in the second quarter of fiscal 2010 compared with an operating loss of $2.0 million in the second quarter of the prior fiscal year. The increase in operating income in the second quarter ended September 30, 2009, was the result of higher revenue and a significant reduction in general and administrative costs primarily associated with accounting and auditing fees incurred in the same quarter of the prior fiscal year.

The Company reported net income of $1.1 million, or $0.01 per share, in the second quarter compared with a net loss of $1.9 million, or ($0.03) per share, in the second quarter last year.

Total cash at September 30, 2009, totaled $6.5 million.

###

Conference Call Information

The Company has scheduled a conference call for today, November 10, 2009, at 2:00 p.m. PT to discuss the results for the quarter ended September 30, 2009. The call will be hosted by Jim Johnson, CEO of BakBone, and Steve Martin, CFO of BakBone.

To access the conference call, please dial 800-854-3238; internationally, dial 706-634-9547 (Passcode: 36174773). This call will also be webcast and can be accessed at www.bakbone.com by clicking on “Company Info” and then “Investor Relations.” The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About BakBone Software

BakBone Software is a leader in Universal Data Management. This provides a data-centric approach to integrating data protection, centralizing policy management and managing organizations’ messaging infrastructure to optimize performance, increase data availability and improve corporate compliance. Learn more about BakBone’s Universal Data Management vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements including, without limitation, statements regarding anticipated revenue and bookings growth and market developments that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: risks that the anticipated benefits of the acquisitions will not be achieved; risks that the integrations will take longer, cost more or result in more management distraction than anticipated; risks that future resale of the shares issued in the acquisitions will have an adverse impact on the trading price of the BakBone common shares; the ongoing weak economic and market conditions that could continue to lead to reduced spending on information technology products; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s Universal Data Management strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the relevant Canadian securities regulators, which is available on SEDAR at

www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, NetVault: SmartDisk™, Asempra®, FASTRecover™, ColdSpark® and SparkEngine™ are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands)

	Fiscal Period Ended
	(unaudited)
	September 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$6,461	$8,398
Restricted cash	51	264
Accounts receivable, net	8,783	9,646
Prepaid and other assets	1,443	1,159

Total current assets	16,738	19,467
Property and equipment, net	2,512	2,713
Intangible assets, net	8,128	824
Trademarks	400	—
Goodwill	14,007	7,615
Other assets	972	939

Total assets	$42,757	$31,558

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$9,570	$9,603
Current portion of acquisition consideration payable	2,265	—
Current portion of deferred revenue	44,772	44,081

Total current liabilities	56,607	53,684
Deferred revenue, excluding current portion	47,359	47,684
Acquisition consideration payable, excluding current portion	4,402	—
Other liabilities	1,123	1,337

Total liabilities	109,491	102,705

Shareholders’ deficit	(66,734)	(71,147)

Total liabilities and shareholders’ deficit	$42,757	$31,558

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2009	2008	2009	2008
		Restated (1)		Restated (1)
Revenues:
License and service	$15,230	$13,587	$30,420	$27,258
Other	—	—	1,500	—

Total revenues	15,230	13,587	31,920	27,258
Cost of revenues	1,742	1,816	3,214	3,648

Gross profit	13,488	11,771	28,706	23,610

Operating expenses:
Sales and marketing	6,542	6,723	13,174	14,301
Research and development	3,258	2,867	6,393	6,024
General and administrative	2,768	4,206	7,120	7,984

Total operating expenses	12,568	13,796	26,687	28,309

Operating income (loss)	920	(2,025)	2,019	(4,699)
Other non-operating income (expense)	248	142	(135)	(360)

Income (loss) before income taxes	1,168	(1,883)	1,884	(5,059)
Provision for income taxes	37	61	62	147

Net income (loss)	$1,131	$(1,944)	$1,822	$(5,206)

Net income (loss) per common share:
Basic	$0.01	$(0.03)	$0.02	$(0.08)

Diluted	$0.01	$(0.03)	$0.02	$(0.08)

Weighted-average common shares outstanding:
Basic	86,644	64,633	81,723	64,619

Diluted	104,661	64,633	99,817	64,619

(1)	As discussed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, the Company restated its consolidated financial statements for each of the first three quarters in fiscal 2009, in accordance with Staff Accounting Bulletin No. 108, Considering the Effect of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements, to correct errors in such consolidated financial statements that would have had a material effect on the financial statements for the three and twelve months ended March 31, 2009 if not corrected. The Company does not believe that these adjustments are material to any of the restated periods.

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended September 30,
	2009	2008
		Restated (1)
Cash flows from operating activities:
Net income (loss)	$1,822	$(5,206)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,203	828
Non-cash interest expense	284	—
Operating expenses funded by financing arrangement	213	—
Provision for bad debt	142	—
Stock-based compensation	20	195
Loss on disposal of capital assets	6	11
Other changes in assets and liabilities	(4,863)	4,471

Net cash (used in) provided by operating activities	(1,173)	299

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(1,014)
Capital expenditures	(161)	(901)
Release of restricted cash	325	227

Net cash used in investing activities	(850)	(674)

Cash flows from financing activities:
Payments on capital lease obligations	(214)	(157)
Payments on long-term debt obligations	(326)	(226)

Net cash used in financing activities	(540)	(383)

Effect of exchange rates on cash and cash equivalents	626	(620)

Net decrease in cash and cash equivalents	(1,937)	(1,378)
Cash and cash equivalents, beginning of period	8,398	9,496

Cash and cash equivalents, end of period	$6,461	$8,118

BAKBONE SOFTWARE INCORPORATED

Reconciliation of Bookings to U.S. GAAP Revenue (2)

(unaudited, in thousands)

	Three months ended September 30,		Six months ended September 30,
	2009	2008	2009	2008
Revenues sourced from current period bookings:
Total bookings for the period	$13,561	$13,950	$27,130	$28,303
Bookings deferred into subsequent periods	(12,460)	(13,046)	(23,167)	(26,534)

Revenues from current period bookings	1,101	904	3,963	1,769
Revenues sourced from prior period bookings:	14,129	12,683	27,957	25,489

Total revenues recognized in the period	$15,230	$13,587	$31,920	$27,258

(2)	We define bookings as the gross dollars invoiced through the sale of software licenses, maintenance contracts and professional services. We utilize bookings information as an operations measure, but it is not intended to replace U.S. GAAP accounting. Under the ratable revenue recognition method, license bookings are recognized as revenue over the appropriate period (generally three to five years). In general, variations in revenues period-over-period are affected by the amortization of current and prior period license bookings. Accordingly, we believe that trends in current and historical bookings are key factors in analyzing our operating results.